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                                                                   EXHIBIT 10.72

                                PROMISSORY NOTE
                                ---------------



December 16, 1999                                                    $150,000.00


          For value received, LLO-GAS, INC., a Delaware corporation, and JOHN D. CASTELLUCCI, hereinafter collectively referred to as "Makers," promise to pay to Mehdi Mastaedi or his successors and assigns, herein referred to as "Holder" the sum of $150,000.00 together with interest at the rate Nine percent (9%), with the entire sum due and payable, including principal and accrued but unpaid interest, on February 16, 2000.

          In the event of default, the entire amount of principal and unpaid interest shall be become immediately due and payable. Default shall include, but not be limited to, the failure of Makers to pay interest or principal when due, the occurrence of an event which causes a material adverse change in the Makers' financial conditions, or the filing by or against the Makers of a petition under the provisions of any bankruptcy or insolvency law.

          If this Note is not paid when due, or upon demand in the event of default, the Makers promise to pay all costs and expenses of collection including reasonable attorneys' fees incurred by the Holder hereof on account of such collection, whether or not suit is filed.


Dated: December 16, 1999           LLO-FAS, INC., a Delaware corporation


                                   By: /s/ John D. Castellucci
                                      -------------------------------------
                                         John D. Castellucci, President


                                   By: /s/ John D. Castellucci
                                      -------------------------------------
                                         John D. Castellucci, individually